Control No. **11058090**

# STATE OF GEORGIA

## Secretary of State

**Corporations Division**
**315 West Tower**
**#2 Martin Luther King, Jr. Dr.**
**Atlanta, Georgia 30334-1530**

# CERTIFICATE
# OF
# ORGANIZATION

I, **Brian P. Kemp**, the Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

## DEEP GREEN WASTE & RECYCLING, LLC

**a Domestic Limited Liability Company**

has been duly organized under the laws of the State of Georgia on **08/02/2011** by the filing of articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on August 2, 2011

Brian P. Kemp
Secretary of State

Control No: 11058090
Date Filed: 08/02/2011 02:50 PM
Brian P. Kemp
Secretary of State

August 02, 2011

# ARTICLES OF ORGANIZATION
# FOR GEORGIA LIMITED LIABILITY COMPANY

**The name of the Limited Liability Company is:**
Deep Green Waste & Recycling, LLC

**The principal mailing address of the Limited Liability Company is:**
3277 Winter Wood Ct.
Marietta, GA 30062

**The Registered Agent is:**
UNITED STATES CORPORATION AGENTS, INC.
7851 OLD MORROW ROAD
Jonesboro, GA 30236
**County:** Clayton

**The name and address of each organizer(s) are:**

Daniel J. Chiodo
3277 Winter Wood Ct.
Marietta, GA 30062

Billy R. Edmonds Jr.
3277 Winter Wood Ct.
Marietta, GA 30062

**The optional provisions are:**
No optional provisions.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on the date set forth below.

| **Signature(s):** | **Date:** |
|---|---|
| Member/Manager, Daniel J. Chiodo | August 02, 2011 |